UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       February 22, 2005

MAXXAM INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-3924 (Commission File Number)	95-2078752 (I.R.S. Employer Identification No.)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of principal executive offices)		77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     Effective February 22, 2005, The Pacific Lumber Company (“Palco”) and its subsidiary, Britt Lumber Co., Inc., as borrowers, entered into an Amendment No. 3 to the Credit Agreement and Limited Waiver (“Amendment No. 3”) with Bank of America. Amendment No. 3 changes the terms of the Credit Agreement dated as of January 23, 2004, as previously amended (the “Credit Agreement”), by, among other things (a) reducing the maximum amount of potential borrowings from $35 million to $30 million, (b) decreasing the borrowing base reserve by $2 million (and thereby increasing the amount able to be borrowed by the same amount), and (c) requiring more frequent submissions of borrowing base certificates. Amendment No. 3 also (a) contains a waiver, expiring on March 11, 2005, of the default caused by the borrowers’ failure to attain a specified level of EBITDA (as defined in the Credit Agreement) during the fiscal quarter ended December 31, 2004, as required under Section 7.27 of the Credit Agreement, (b) requires the borrowers to pay interest commencing February 22, 2005 at the default rate, which is 2% per annum higher than the rate that would otherwise apply under the Credit Agreement, and (c) required the borrowers to pay a fee of $150,000. This description of Amendment No. 3 is qualified in its entirety by the actual provisions of Amendment No. 3, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this “Item 1.01. Entry into a Material Definitive Agreement.”

     Palco is discussing with Bank of America long-term amendments that would cure the existing default and avoid further anticipated defaults under the Credit Agreement and give Palco necessary ongoing liquidity beyond the March 11 waiver expiration date provided for in Amendment No. 3. Also, as previously disclosed, Palco is continuing its efforts to obtain the clearance of the North Coast Regional Water Quality Control Board of sufficient timber harvesting to allow Palco to sustain its current level of operations and to enable Scotia Pacific Company LLC (“Scotia Pacific”) to fund required interest payments due in July 2005 on its approximately $750 million of Timber Notes. There can be no assurance that either of these efforts will succeed.

     Unless Palco is able to resolve both its bank line of credit problem and the regulatory harvest limitation problem and Scotia Pacific is able to avoid default on its Timber Notes, Palco and its subsidiaries, including Scotia Pacific, expect that they will be forced to take extraordinary actions, which may include: reducing expenditures by laying off employees and shutting down various operations; seeking other sources of liquidity, such as from asset sales; and seeking protection by filing under the United States Bankruptcy Code.

     Palco is an indirect wholly owned subsidiary of MAXXAM Inc. (“MAXXAM”), and Scotia Pacific is a wholly owned subsidiary of Palco.

Item 9.01.  Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description

10.1	Amendment No. 3 to the Credit Agreement and Limited Waiver, dated as of February 22, 2005, among The Pacific Lumber Company, Britt Lumber Co., Inc. and Bank of America, N.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2005	MAXXAM INC.
	By:	/s/ Bernard L. Birkel
		Name:	Bernard L. Birkel
		Title:	Secretary

INDEX TO EXHIBIT

Exhibit Number	Description

10.1	Amendment No. 3 to the Credit Agreement and Limited Waiver, dated as of February 22, 2005, among The Pacific Lumber Company, Britt Lumber Co., Inc. and Bank of America, N.A.